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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 2000 on the consolidated financial statements of Level 3 Communications, Inc. as of December 31, 1999 and 1998 and for the years then ended, included in this Annual Report on Form 10-K into Level 3 Communications, Inc.'s previously filed Registration Statements on Forms S-3 (File Nos. 333-91899, 333-68887 and 333-71713) and on Forms S-8 (File Nos. 333-79533,
333-42465, 333-68447, 333-58691 and 333-52697).


/s/ Arthur Andersen LLP

Denver, Colorado
February 14, 2000